POWER OF ATTORNEY

         The undersigned officers and Trustees of AssetMark Funds (the “Trust”)   hereby appoint Carrie E. Hansen, Danell J. Doty and Christine Villas-Chernak (with full power to each of them to act alone) to act as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities to execute any and all documents relating to the Trust, including but not limited to registration statements, amendments to registration statements, proxy solicitation materials, applications and amendments to applications, and any other documents in connection therewith, with the U.S. Securities and Exchange Commission or any other regulatory authority, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         The undersigned officers and Trustees hereby execute this Power of Attorney as of this 22nd day of July, 2008.

Name	Title

/s/ Ronald D. Cordes	Trustee and Chairperson
Ronald D. Cordes

/s/ William J. Klipp	Trustee
William J. Klipp

/s/ Leonard H. Rossen	Trustee
Leonard H. Rossen

/s/ R. Thomas DeBerry	Trustee
R. Thomas DeBerry

/s/ Dennis G. Schmal	Trustee
Dennis G. Schmal

/s/ Carrie E. Hansen	President and Principal Executive Officer
Carrie E. Hansen

/s/ Danell J. Doty	Vice President, Treasurer and Principal Financial Officer
Danell J. Doty